Exhibit 99.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of March 28, 2017 (the “Effective Date”), among TEXAS OIL & CHEMICAL CO. II, INC., a Texas corporation (“Borrower”), TRECORA CHEMICAL, INC., a Texas corporation formerly known as SSI Chusei, Inc. (“Trecora Chemical”) and certain other subsidiaries of the Borrower party hereto, as guarantors (“Guarantors”), the lenders from time to time party hereto (“Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Swingline Lender and LC Issuer.  Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below).
RECITALS
A. Borrower, Trecora Chemical, and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of October 1, 2014 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of February 20, 2015, and as may be further amended, restated or supplemented, the “Credit Agreement”).
B. Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement, and the Administrative Agent and the Lenders have agreed to amend the Credit Agreement, subject to the terms and conditions set out in this Amendment.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:
1. Amendment to Credit Agreement.
(a) The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country

(including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b) The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is amended by deleting the table set out therein and replacing it as follows:
Level	Consolidated Leverage Ratio	Eurodollar Rate & Letter of Credit Fee			Base Rate			Commitment Fee
		Revolving Loans	Acquisition Term Loan	Term Loans	Revolving Loans	Acquisition Term Loan	Term Loans
1	Less than 1.50 to 1.00	2.00%	2.00%	2.00%	1.00%	1.00%	1.00%	0.25%
2	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	2.25%	2.25%	2.25%	1.25%	1.25%	1.25%	0.25%
3	Greater than or equal to 2.00 to 1.00 but less than 3.00 to 1.00	2.50%	2.50%	2.50%	1.50%	1.50%	1.50%	0.375%
4	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	2.75%	2.75%	2.75%	1.75%	1.75%	1.75%	0.375%
5	Greater than or equal to 3.50 to 1.00	3.00%	3.00%	3.00%	2.00%	2.00%	2.00%	0.375%

(c) Clause (b) in the definition of “Change of Control” in Section 1.01 of the Credit Agreement is deleted and replaced with the following:
(b)  during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower, Trecora Resources, or any other direct or indirect parent of the Borrower, cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii)

above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(d) The definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement is deleted and replaced with the following:
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination.

(e) The definition of “Federal Funds Rate” in Section 1.01 of the Credit Agreement is deleted and replaced with the following:

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

(f) Section 2.15(a)(iv) of the Credit Agreement is deleted and replaced with the following:
(iv) Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  Subject to Section 11.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(g) Section 5.18 of the Credit Agreement is deleted and replaced with the following:
5.18 Sanctions Concerns and Anti-Corruption Laws.
(a) Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity  that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b) Anti-Corruption Laws.  The Loan Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(h) The Credit Agreement is amended to add the following Section 5.26 in its appropriate numerical order as follows:
5.26     EEA Financial Institutions.  No Loan Party is an EEA Financial Institution.

(i) Section 6.01(b) of the Credit Agreement is deleted and replaced with the following:
(b) Quarterly Financial Statements.  As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower and within sixty (60) days after the end of the last fiscal quarter of each fiscal year of Borrower, a consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations and changes in shareholders’ equity for such fiscal quarter and for the portion of Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations and shareholders’ equity of Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller that is a Responsible Officer of Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of Borrower and its Subsidiaries.
(j) Section 7.11(a) of the Credit Agreement is deleted and replaced with the following:
(a) Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be greater than the ratio set forth below opposite such period:
Four Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
March 31, 2017	4.00 to 1.00
June 30, 2017	4.25 to 1.00
September 30, 2017	3.75 to 1.00
December 31, 2017	3.50 to 1.00
March 31, 2018 and each fiscal quarter thereafter	3.25 to 1.00

(k) The Credit Agreement is amended to add a new Section 6.25 in its appropriate numerical order as follows:
6.25       Anti-Corruption Laws.  Conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws.

(l) Section 7.11(b) of the Credit Agreement is deleted and replaced with the following:
(b) Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any Measurement Period ending as of the end of any fiscal quarter of the Borrower to be less the ratio set forth below opposite such period:
Four Fiscal Quarters Ending	Minimum Consolidated Fixed Charge Coverage Ratio
March 31, 2017	1.10 to 1.00
June 30, 2017	1.05 to 1.00
September 30, 2017	1.05 to 1.00
December 31, 2017	1.10 to 1.00
March 31, 2018 and each fiscal quarter thereafter	1.25 to 1.00

(m) The Credit Agreement is amended to add a new Section 7.17 in its appropriate numerical order as follows:
7.17 Anti-Corruption Laws.  Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

(n) The Credit Agreement is amended to add a new Section 11.23 as follows:
11.23 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer  that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

2. Conditions.  This Amendment shall be effective as of the Effective Date once all of the following have been satisfied or delivered to the Administrative Agent, in each case, in Proper Form:
(a)	this Amendment executed by Borrower, Guarantors, the Administrative Agent and the Required Lenders;
(b)
for the account of each Lender that executes and delivers a signature page hereto to the Administrative Agent by the date requested by the Borrower for the delivery of signatures hereto (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), an amendment fee from the Borrower in an amount equal to ten (10) basis points on (A) the aggregate Revolving Commitments of such Consenting Lender, (B) the outstanding principal amount of the Acquisition Term Loans held by such Consenting Lender, and (C) the outstanding principal amount of the Term Loans held by such Consenting Lender;

(c)
such other fees and expenses that are payable by the Borrower to the Administrative Agent in connection with the consummation of the transactions contemplated hereby, and Haynes and Boone, LLP shall have received from the Borrower payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment; and

(d)	such other information and documents as the Administrative Agent may request.
3. Representations and Warranties.  Borrower and each Guarantor represents and warrants to the Administrative Agent and the Lenders on and as of the Effective Date hereof that (a) it possesses the requisite power and authority to execute and deliver this Amendment, (b) this Amendment has been duly authorized and approved by the requisite corporate action on the part of Borrower or such Guarantor, (c) no other consent of any Person (other than the Administrative Agent and the Lenders) that has not been obtained is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not  violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (f) after giving effect to this Amendment, it is in compliance with all covenants and agreements contained in each Loan Document to which it is a party, (g) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and (h) that each Loan Document to which it is a party remains in full force and effect and is the legal, valid, and binding obligations of Borrower or such Guarantor enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and fair dealing.
4. Scope of Amendment; Reaffirmation; RELEASE.  Except as expressly modified by this Amendment, all references to the Credit Agreement shall refer to the Credit Agreement as affected by this Amendment.  Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect.  However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this Amendment) and any other Loan Document, the terms of the Credit Agreement (as amended by this Amendment) shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement (as amended by this Amendment).  As material part of the consideration for Administrative Agent and Lenders entering into this Amendment, Borrower and each Guarantor hereby releases and forever discharges Administrative Agent and each Lender (and their successors, assigns, affiliates, officers, managers, directors, employees, and agents) from any and all claims, demands, damages, causes of action, or liabilities for actions or omissions (whether arising at law or in equity, and whether direct or indirect) in connection with the Credit Agreement and the other Loan Documents prior to the date of this Amendment, whether or not heretofore asserted, and which Borrower or any Guarantor may have or claim to have against Administrative Agent or any Lender.
5. Miscellaneous.
(a)
Binding Effect.  The Credit Agreement as amended by this Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective legal representatives, successors and permitted assigns.

(b)
No Waiver of Defaults.  This Amendment  does not constitute a waiver of, or a consent to, any present or future violation of or default under, any provision of the Loan Documents, or a waiver of the Administrative Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(c)
Form.  Each agreement, document, instrument or other writing to be furnished the Administrative Agent or any Lender under any provision of this Amendment must be in form and substance reasonably satisfactory to the Administrative Agent.

(d)
Headings.  The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.

(e)
Costs, Expenses and Attorneys’ Fees.  Borrower agrees to pay or reimburse the Administrative Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of the Administrative Agent’s counsel.

(f)
Multiple Counterparts.  This Amendment may be executed in any number of counterparts with the same effect as if all signatories have signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower, each Guarantor, Administrative Agent, and each Lender.  Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(g)	Governing Law. This Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.
6. Entirety.  The Loan Documents represent the final agreement between Borrower, Guarantors, Lenders and Administrative Agent and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements by the parties.  there are no unwritten oral agreements among the parties.

[Signatures are on the following pages.]

This Amendment is executed as of the Effective Date.

BORROWER:

TEXAS OIL & CHEMICAL CO. II, INC.

By:  /s/ Sami Ahmad
Name: Sami Ahmad
Title: CFO

GUARANTORS:

SOUTH HAMPTON RESOURCES, INC.

By: /s/ Sami Ahmad
Name: Sami Ahmad
Title: CFO

GULF STATE PIPE LINE COMPANY, INC.

By: /s/ Sami Ahmad
Name: Sami Ahmad
Title: CFO

TRECORA CHEMICAL, INC.

By: /s/ Sami Ahmad
Name: Sami Ahmad
Title: CFO

Signature Page to Second Amendment to Amended and Restated Credit Agreement
(Texas Oil & Chemical Co. II, Inc.)

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:    /s/ Tiffany Shin
Tiffany Shin
Vice President

Signature Page to Second Amendment to Amended and Restated Credit Agreement
(Texas Oil & Chemical Co. II, Inc.)

LENDER:

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender

By:    /s/ Adam Rose
Adam Rose
Senior Vice President
Signature Page to Second Amendment to Amended and Restated Credit Agreement
(Texas Oil & Chemical Co. II, Inc.)

LENDER:

CAPITAL ONE, N.A.,
as a Lender

By: /s/ Lewis H. Gissel III
Name:  Lewis H. Gissel III
Title: Senior VP
Signature Page to Second Amendment to Amended and Restated Credit Agreement
(Texas Oil & Chemical Co. II, Inc.)

LENDER:

COMPASS BANK,
as a Lender

By: /s/ Nikolay Gergov
Name: Nikolay Gergov
Title: Vice President

Signature Page to Second Amendment to Amended and Restated Credit Agreement
(Texas Oil & Chemical Co. II, Inc.)

LENDER:

SUNTRUST BANK,
as a Lender

By: /s/ Justin Lien
Name: Justin Lien
Title: Director

Signature Page to First Amendment to Amended and Restated Credit Agreement
(Texas Oil & Chemical Co. II, Inc.)